Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	September 13, 2013

BUTLER NATIONAL CORPORATION ANNOUNCES FIRST QUARTER FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, September 13, 2013, - Butler National Corporation (OTC QB: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces its financial results for the first quarter fiscal 2014 ended July 31, 2013.  In conjunction with the release, the Company has scheduled a conference call Wednesday, September 18, 2013 at 9:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2014 Financial Results Conference Call

When: Wednesday, September 18, 2013 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2014.

Historical selected financial data related to all operations:
	Quarter Ended July 31			Quarter Ended April 30
	(In thousands)			(In thousands)
	2013	2012	2011	2013	2012	2011
Net Revenue	$11,416	$13,468	$12,146	$12,824	$14,393	$12,913
Operating Income	143	1,285	674	38	1,864	598
Net Income (Loss)	(289)	268	108	225	765	32
Total Assets	43,908	41,620	31,107	43,860	40,562	32,158
Long-term Obligations	9,148	8,386	4,623	10,155	8,678	4,940
Stockholders' Equity	23,529	23,544	18,662	23,574	22,604	18,025
Weighted Average Shares – Diluted	59,019	57,528	56,594	59,015	57,194	56,109
New Product Research and Development Cost	557	372	408	487	444	433

Management Comments

 "The fiscal quarter-ended July 31, 2013 was a challenging period for Butler National Corporation.  Revenue decreased 15% to $11.4 million in the three months ended July 31, 2013, as compared to $13.5 million in the three months ended July 31, 2012.  The decrease in revenue reflects a decrease in both Professional Services revenue (down 11%) and Aerospace Products revenue (down 27%).  Professional Services revenue was adversely impacted due to a stoppage in the Boot Hill Casino motor coach program while the property and the regulators further define the regulations that will govern the program moving forward.  Additionally, due to a regulatory issue with a slot machine manufacturer, the availability of new slot software to the property has been severely impacted.

The decrease in Aerospace Products revenue was primarily due to uncertainty in the domestic economy and ordering delays in the international markets.  We are beginning to see a resurgence in Aerospace Products.  The backlog in this segment increased 25% between July 5, 2013 and September 3, 2013 primarily due to an increase in orders at our wholly-owned subsidiary, Avcon Industries.  Butler National Corporation is working to strengthen this segment by driving growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

First quarter fiscal 2014 resulted in a net loss of $289,000 compared to a net income of $268,000 in the first quarter fiscal 2013.  The net loss was a direct result of the decrease in revenue.  Butler National Corporation is working on returning to and exceeding previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During the three months ending July 31, 2013, we invested approximately $557,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

Our wholly owned subsidiary, Butler National Service Corporation is continuing discussions with the other member of BHCMC LLC to explore the possible acquisition by Butler National Service Corporation of other member's 20% equity interest in BHCMC LLC.   If and when a definitive agreement is reached, such definitive agreement and a press release concerning the acquisition will be issued to describe the terms of the agreement and the intentions of the members.   We have not set a definitive timetable for our discussions and there can be no assurances that the process will result in any transaction being announced or completed.  At present there is no disagreement between the members of BHCMC LLC.   We do not plan to disclose or comment on developments until further disclosure is deemed appropriate.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We continue to believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services decreased 11% to $8.7 million in the three months ended July 31, 2013 from $9.8 million in the three months ended July 31, 2012.  Operating income from Professional Services decreased 42% to $792,000 in in the three months ended July 31, 2013 from $1.4 million in the three months ended July 31, 2012.

Aerospace Products:

Revenue from Aerospace Products decreased 27% to $2.7 million in the three months ended July 31, 2013, compared to $3.7 million in the three months ended July 31, 2012.  Aerospace Products had an operating loss of $649,000 in the three months ended July 31, 2013 compared to an operating loss of $83,000 in the three months ended July 31, 2012.  We are working to overcome this volatility by increasing marketing efforts in international markets and continuing to diversify product offerings.

Backlog:

As of September 3, 2013 our backlog totaled approximately $4.9 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace Products and Professional Services business segments.  The Aerospace Products segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Professional Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.creativeoptionsmarketing.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595

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